                                                                    EXHIBIT 10.8


                           PACIFIC UNITED GROUP, INC.

                               STOCK OPTION PLAN

                               TABLE OF CONTENTS


                                                                                                                       Page
                                                                                                                       ----
1.        Purpose       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

2.        Incentive and Non-Qualified Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

3.        Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
          3.1             Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
          3.2             Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
          3.3             Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
          3.4             Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
          3.5             Disabled or Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
          3.6             Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
          3.7             Distribution Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
          3.8             Fair Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
          3.9             Incentive Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
          3.10            Non-Qualified Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
          3.11            Optionee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
          3.12            Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
          3.13            Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
          3.14            Stock Option or Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3

4.        Administration    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
          4.1             Administration by Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3
          4.2             Administration by Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3

5.        Eligibility       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4

6.        Shares Subject to Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4

7.        Terms and Conditions of Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
          7.1             Number of Shares Subject to Option  . . . . . . . . . . . . . . . . . . . . . . . . .          5
          7.2             Option Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
          7.3             Notice and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5
          7.4             Term of Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
          7.5             Exercise of Option. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
          7.6             No Transfer of Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
          7.7             Limit on Incentive Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . .          7
          7.8             Restriction on Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . .          7
          7.9             Investment Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
          7.10            Rights as a Shareholder or Employee . . . . . . . . . . . . . . . . . . . . . . . . .          8
          7.11            No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
          7.12            Exercisability in the Event of Death  . . . . . . . . . . . . . . . . . . . . . . . .          8
          7.13            Recapitalization or Reorganization of Company . . . . . . . . . . . . . . . . . . . .          8
          7.14            Modification, Extension, and Renewal of Options . . . . . . . . . . . . . . . . . . .          9
          7.15            Other Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10
          7.16            Non-Employee Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10

8.        Termination or Amendment of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

                                                                                                                       Page
                                                                                                                       ----
9.        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

10.       Effective Date and Term of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

                           PACIFIC UNITED GROUP, INC.

                               STOCK OPTION PLAN



         1. PURPOSE. The purpose of this Pacific United Group, Inc. Stock Option Plan ("Plan") is to further the growth and development of Pacific United Group, Inc. ("Company") by providing, through ownership of stock of the Company, an incentive to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries. The Plan is also intended to increase the proprietary and vested interest of the non-employee directors of the Company in the growth and performance of the Company by granting such directors options to purchase shares of common stock of the Company, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to serve on the Board of Directors of the Company.

         2. INCENTIVE AND NON-QUALIFIED STOCK OPTIONS. Two types of Stock Options (referred to herein as "Options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under Section 422 of the Code and Non-Qualified Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code.

         3.      DEFINITIONS.  The following definitions are applicable to the
Plan:

                 3.1      BOARD.  The Board of Directors of the Company.

                 3.2 CODE. The Internal Revenue Code of 1986, as amended from time to time.

                 3.3 COMMON STOCK. The shares of the $.01 par value per share common stock of the Company.

                 3.4 COMPANY. Pacific United Group, Inc., a Delaware corporation.

                 3.5 DISABLED OR DISABILITY. For the purposes of Section 7.4, a disability of the type defined in Section 22(e)(3) of the Code. The determination of whether an individual is Disabled or has a Disability is determined under procedures established by the Plan Administrator for purposes of the Plan.

                 3.6 DISTRIBUTION. The transaction whereby the Company, pursuant to the terms of the Plan of Distribution entered into between the Company and Presidential Mortgage Company, a California limited partnership (the "Partnership"), assumes the business operations of the Partnership, the Common Stock of the Company is listed for trading on the NASDAQ National Market System, and the Common Stock of the Company is distributed to the partners in liquidation of the Partnership.

                 3.7 DISTRIBUTION DATE. The date on which the Distribution is completed by distribution of the outstanding shares of the Common Stock of the Company to the partners in liquidation of the Partnership.

                 3.8 FAIR MARKET VALUE. For purposes of the Plan, the "fair market value" per share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market System, the closing price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded or as reported by NASDAQ, or (b) if the Common Stock is not then listed on an exchange, the closing price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the last trading day immediately preceding such date, or (c) if the Common Stock is not then listed on an exchange, the NASDAQ National Market System or quoted on NASDAQ, an amount determined in good faith by the Plan Administrator. Notwithstanding the foregoing, the "fair market value" per share of common stock subject to any Option that is granted under this Plan on the Distribution Date shall be the average of the closing prices per share of Common Stock of the Company, as quoted on the NASDAQ National Market System as reported in the Wall Street Journal for each of the 15 trading days beginning on the day following the Distribution Date, and if there is no closing price reported on the NASDAQ National Market System for the Common Stock of the Company for one or more trading days during such period, the determination shall be made using the earliest 15 days on which closing prices are reported for such stock beginning on the day following the Distribution Date.

                 3.9 INCENTIVE STOCK OPTION. Any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                 3.10 NON-QUALIFIED STOCK OPTION. Any Stock Option that is not an Incentive Stock Option.

                 3.11     OPTIONEE.  The recipient of a Stock Option.

                 3.12 PLAN. The Pacific United Group, Inc. Stock Option Plan, as amended from time to time.

                 3.13 PLAN ADMINISTRATOR. The Board or the Stock Option and Retirement Plans Committee designated pursuant to Section 4.2 hereof to administer, construe and interpret the terms of the Plan.

                 3.14 STOCK OPTION OR OPTION. Any option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

         4.      ADMINISTRATION.

                 4.1 ADMINISTRATION BY BOARD. Subject to Section 4.2 hereof, the Plan Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are both "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission (a "disinterested person") and "outside directors" as defined in Prop. Treas. Regs. Section 1.162-27(e)(3). Anything to the contrary notwithstanding, the requirement that all members of the Board be disinterested persons and outside directors shall not apply for any period of time prior to the date the Company's Common Stock becomes registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees (as determined pursuant to Section 5) of the Company and its subsidiaries those employees to whom Stock Options will be granted, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options under the Plan, the number of shares of stock subject to any such options, or the purchase price thereof. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

                 4.2 ADMINISTRATION BY COMMITTEE. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 4.1 of the Plan, at any time the Board includes any person who is not a disinterested person and an outside director, the Board shall delegate all of its duties as Plan Administrator during such period of time to the Stock Option and Retirement Plans Committee

(the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are disinterested persons and outside directors, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

         5. ELIGIBILITY. Any employee (including any officer who is an employee) of the Company or any of its subsidiaries shall be eligible to receive Options under the Plan; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an Incentive Stock Option under the Plan unless at the time such Incentive Stock Option is granted the Option price (determined in the manner provided in Section 7.2 hereof) is at least 110% of the Fair Market Value of the shares subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. An employee may receive more than one Option under the Plan. The Plan also provides automatic formula Option grants to non-employee directors.

         6. SHARES SUBJECT TO OPTIONS. The stock available for grant of Options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Options granted under the Plan, as amended, shall not exceed 143,000 shares of Common Stock (subject to adjustment as provided in Section 7.13 hereof), including shares previously issued under the Plan. With respect to each calendar year beginning after December 31, 1995 the aggregate number of shares shall be increased by two percent (2%) of the total issued and outstanding shares of the Common Stock as of the first day of each succeeding calendar year. In no event shall more than 250,000 shares of stock be cumulatively available for Options granted under the Plan. The maximum number of shares with respect to which options may be granted to any employee in any one calendar year shall be 50,000 shares. In the event that any outstanding Option under the Plan for any reason expires, or is terminated, the shares of Common Stock allocable to the unexercised portion of the Option shall again be available for

Options under the Plan as if no Option had been granted with respect to such shares.

         7. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Plan Administrator shall from time to time approve. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

                 7.1 NUMBER OF SHARES SUBJECT TO OPTION. Each Option agreement shall specify the number of shares subject to the Option.

                 7.2 OPTION PRICE. The purchase price for the shares subject to any Option shall be determined by the Plan Administrator at the time of grant, but shall not be less than par value per share. Anything to the contrary notwithstanding, the purchase price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the Option price shall not be less than 110% of the fair market value per share of the Common Stock of the Company on the date the Option is granted.

                 7.3 NOTICE AND PAYMENT. Any exercisable portion of a Stock Option may be exercised only by:

                          (a)     delivery of a written notice to the Company,
prior to the time when such Stock Option becomes unexercisable under Section
7.4 hereof, stating the number of shares being purchased and complying with all applicable rules established by the Plan Administrator;

                          (b)     payment in full of the exercise price of such
Option by, as applicable, (i) cash or check for an amount equal to the aggregate Option exercise price for the number of shares being purchased, (ii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options (a "cashless exercise"), or (iii) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the purchase price for the number of shares being purchased by tendering shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Stock Option or portion is thereby exercised (a "stock-for-stock exercise");


                          (c)     payment of the amount of tax required to be
withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company, (ii) cashless exercise, (iii) stock-for-stock exercise, or (iv) a combination of one or more of the foregoing payment methods; and

                          (d)  delivery of a written notice to the Company
requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of Common Stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any Optionee to finance the Optionee's purchase of shares pursuant to exercise of any Stock Option, on such terms as may be approved by the Plan Administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

                 7.4 TERM OF OPTION. No Option shall be exercisable after the expiration of the earliest of (a) ten years after the date the Option is granted, (b) three months after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than Disability or death, (c) one year after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is a result of death or Disability; provided, however, that the Option agreement for any Option may provide for shorter periods in each of the foregoing instances. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, the term set forth in (a), above, shall not be more than five years after the date the Option is granted.

                 7.5 EXERCISE OF OPTION. No Option shall be exercisable during the lifetime of an Optionee by any person other than the Optionee or at any time prior to six months from the date the Option is granted. Subject to the foregoing, the Plan Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Unless otherwise provided by the Plan Administrator, each Option granted under the Plan to employees who have been employed by the Company, the Partnership, or any subsidiary of the Company or the Partnership for five years or more shall become exercisable on a cumulative basis as to 20% of the total number of shares covered thereby on the six month anniversary of the date the Option is granted, an additional 20% on the first anniversary of the date the Option is granted, and an additional 20% at the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. Unless otherwise provided by the Plan Administrator, each Option granted under the Plan to employees who have been employed by the Company, the Partnership, or any subsidiary of the Company or the Partnership for less than five years shall become exercisable on a cumulative basis as to 25% of the total number of shares covered thereby on the first anniversary of the date the Option is granted and an additional 25% at the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. To the extent that an Optionee has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the exercise price for such shares.

                 7.6 NO TRANSFER OF OPTION. No Option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution.

                 7.7 LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all Incentive Stock Option plans of the Company and any parent or subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. The determination of which Stock Options shall be treated as Non-Qualified Stock Options shall be made by taking Stock Options into account in the order in which they were granted.

                 7.8 RESTRICTION ON ISSUANCE OF SHARES. The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any required qualification under the California Corporate Securities Law of 1968, as amended.

                 7.9 INVESTMENT REPRESENTATION. Any Optionee may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof; and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

                 7.10 RIGHTS AS A SHAREHOLDER OR EMPLOYEE. An Optionee or transferee of an Option shall have no right as a shareholder of the Company with respect to any shares covered by any Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section
7.13. Nothing in the Plan or in any Option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionee's employment at any time.

                 7.11 NO FRACTIONAL SHARES. In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

                 7.12 EXERCISABILITY IN THE EVENT OF DEATH. In the event of the death of the Optionee, any Option or unexercised portion thereof granted to the Optionee, to the extent exercisable by him or her on the date of death, may be exercised by the Optionee's personal representatives, heirs, or legatees subject to the provisions of Section 7.4 hereof.

                 7.13     RECAPITALIZATION OR REORGANIZATION OF COMPANY.
Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the Option rights granted under the Plan, and the exercise price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted in a manner that causes it to fail to continue to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code. In the event of a Change in Control of the Company, as defined below, any unexercised Option granted under the Plan which is not then already exercisable as to all of the shares subject to the Option shall be become immediately exercisable.

In any case in which a transaction referred to below would result in a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options theretofore granted under the Plan shall be deemed fully exercisable at any time within thirty days before the proposed effective date of such transaction. A "Change in Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:
(i) any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast; (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, or contested election for the Board, or combination of the foregoing, persons who were directors of the Company just prior to such event(s) shall cease to constitute a majority of the Board; (iii) a transaction in which the Company will cease to be an independent publicly owned corporation that is required to file quarterly and annual reports under the Securities Exchange Act of 1934, or a sale or other disposition of all or substantially all the assets of the Company (including but not limited to the assets or stock of Company's subsidiaries that results in all or substantially all of the assets or stock of Company on a consolidated basis being sold); (iv) a tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder; (v) the stockholders of the Company cause a change in the majority of the members of the Board within a twelve (12) month period; provided, however, that the election of one or more new directors shall not be deemed to be a change in the membership of the Board if the nomination of the newly elected directors was approved by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve (12) month period.

                 7.14 MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner which would cause the Option not to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

                 7.15 OTHER PROVISIONS. Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

                 7.16 NON-EMPLOYEE DIRECTORS. Directors of the Company who are not employees of the Company ("Non-Employee Directors") shall receive Stock Options as set forth in this Section 7.16 without the requirement of any action by the Plan Administrator. However, Non-Employee Directors shall only participate in the Plan to the extent specified in this Section 7.16.

                          (a)     Each person who is a Non-Employee Director of
the Company or any of its subsidiaries on the Distribution Date shall automatically receive, as of that date, a Non-Qualified Stock Option to acquire 1,000 shares of Common Stock for each directorship held by such person, not to exceed 1,000 shares. A person who subsequently becomes a Non-Employee Director shall automatically receive, on the date that the person becomes a Non-Employee Director, a Non-Qualified Stock Option to acquire 1,000 shares of Common Stock for each directorship held by such person, not to exceed 1,000 shares.

                          (b)     After each twelve (12) month period of
continuous service as a Non-Employee Director after the Distribution Date, each Non-Employee Director shall automatically receive a Non-Qualified Stock Option to acquire 100 shares of Common Stock for each directorship held by such person, not to exceed 200 shares per year. However, the maximum number of annual grants under this Paragraph (b) is limited to five (5).

                          (c)     Each Non-Qualified Stock Option granted under
Section 7.16(a) and (b) above shall become exercisable as to 50% of the shares of Common Stock subject to the Option on the first anniversary date of the grant and the remaining 50% of the shares of Common Stock subject to the Option on the second anniversary date of the grant. In the event of a Change in Control of the Company, as defined in Section 7.13 hereof, any Non-Qualified Stock Option shall become immediately exercisable to the same extent as provided in Section 7.13.

                          (d)     Each Non-Qualified Stock Option granted under
this Section 7.16 shall expire upon the earliest of the following events:

                                  (i)      Ten (10) years from the date the
Option was granted;

                                  (ii)     The termination of the Plan;

                                  (iii)    Three (3) months after the date on
which the person ceases to be a Non-Employee Director, except that if the cessation of services was caused by the person's death or Disability, the expiration of one (1) year after the cessation of such services;

                                  (iv)     The effective date of a merger,
reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, unless the surviving corporation elects to assume the Option or to issue substitute Options in place thereof.

                          (e)     The exercise price of the Non-Qualified Stock
Options granted under this Section 7.16 shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant.

         8. TERMINATION OR AMENDMENT OF THE PLAN. The Board may at any time terminate or amend the Plan; provided that, without approval of the shareholders of the Company, there shall be, except by operation of the provisions of Section 7.13, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Options granted under the Plan, no reduction in the exercise price of Options granted under the Plan, and no extension of the latest date upon which Options may be exercised; and provided further that, without the consent of the Optionee, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof. In addition, the provisions of Section 7.16 relating to Non-Employee Directors may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         9. INDEMNIFICATION. To the extent permitted by law, the Certificate of Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan.

         10. EFFECTIVE DATE AND TERM OF PLAN. This Plan shall become effective on the date of adoption, subject to the approval of Stockholders of the Company within 12 months of the date of adoption and the completion of the Company's Restructuring Plan with Presidential Mortgage Company. No options granted under the Plan will be effective until the Distribution Date. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2005.

Dated:  January 1, 1996

                                       PACIFIC UNITED GROUP, INC.



                                       By:____________________________
                                          Joel R. Schultz, President